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                                  EXHIBIT 11.1

                        ACC CONSUMER FINANCE CORPORATION

                   COMPUTATION OF WEIGHTED SHARES OUTSTANDING


                                                                                            YEAR ENDED
                                                                                        DECEMBER 31, 1996
                                                           ISSUE DATE                PRIMARY          FULLY DILUTED
                                                           ----------               ---------         -----------
Shares Outstanding at Beginning of Period                                           6,284,565           6,284,565
     Issuance of Preferred Stock                            1/23/96                     7,913               7,913
     Employee Stock Options
         Treasury Stock Method                              11/30/95                   23,413              61,504
     Employee Stock Options
         Treasury Stock Method                              1/23/96                     6,206              11,135
     Common Stock                                           5/16/96                 1,218,579           1,218,579
     Employee Stock Options
         Treasury Stock Method                              7/23/96                     1,695               4,780
                                                                                    ---------         -----------
         Weighted Average Shares at End of Period                                   7,542,371           7,588,476
                                                                                    =========         ===========

                                                                                             YEAR ENDED
                                                                                         DECEMBER 31, 1995
                                                           ISSUE DATE                 PRIMARY         FULLY DILUTED
                                                           ----------               ---------         -----------
Shares Outstanding at Beginning of Period                                           5,033,343           5,033,343
     Convertible Preferred Stock Warrants
         Treasury Stock Method                              7/15/93                   216,526             229,485
     Issuance of Preferred Stock                            3/28/95                   202,120             265,373
     Issuance of Preferred Stock                            9/30/95                   209,057             209,057
                                                                                    ---------         -----------
         Weighted Average Shares at End of Period                                   5,661,046           5,737,258
                                                                                    =========         ===========




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